UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 9, 2011

Financial Institutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 Liberty Street, Warsaw, New York		14569
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-786-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2011, Financial Institutions, Inc. (the "Company") entered into an Underwriting Agreement (the "Underwriting Agreement") with Keefe, Bruyette & Woods, Inc., as representative of the underwriters named therein (collectively the "Underwriters"). Pursuant to the Underwriting Agreement, the Company agreed to offer and sell 2,446,500 shares of the Company’s common stock to the Underwriters, acting severally and not jointly, at a purchase price of $16.35 per share, less the underwriting discount of $0.94 per share, and provided the Underwriters with a 30-day option to purchase up to 366,975 shares of common stock to cover over-allotments, if any.

The Company has made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the Registration Statement related to the offering of the shares. The Company also has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

Pursuant to the Underwriting Agreement, certain directors, executive officers and a significant shareholder of the Company entered into agreements in substantially the form included in the Underwriting Agreement providing for a 90-day "lock-up" period with respect to sales of specified securities, subject to certain exceptions. Under the lock-up agreement with the significant shareholder, which is a trustee under various trusts, the shareholder is permitted to sell shares of the Company's common stock in accordance with its existing plan of diversification.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated by reference herein.

The shares of common stock were registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-3 (Registration No. 333-160843), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission. The offer and sale of the common stock are described in the Company’s prospectus dated August 7, 2009, constituting part of the Registration Statement, as supplemented by the prospectus supplement dated March 9, 2011.

Item 8.01 Other Events.

On March 15, 2011, the Company announced it had raised approximately $46.0 million, including approximately $6.0 million raised pursuant to the exercise of the Underwriters’ over-allotment option, by issuing to the Underwriters a total of 2,813,475 shares of the Company’s common stock at a price of $16.35 per share. The number of shares issued to the Underwriters includes 366,975 shares purchased by the Underwriters pursuant to its over-allotment option, which was exercised in full. The Company anticipates receiving net proceeds of approximately $43.0 million, after deducting underwriting discounts and commissions and estimated offering expenses. A copy of the press release announcing the closing is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 1.1 Underwriting Agreement dated March 9, 2011 between Financial Institutions, Inc. and Keefe, Bruyette & Woods, Inc., as representative of the underwriters.
Exhibit 99.1 Press Release issued by Financial Institutions, Inc. on March 15, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc.

March 15, 2011	By:	/s/ Karl F. Krebs

Name: Karl F. Krebs
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated March 9, 2011 between Financial Institutions, Inc. and Keefe, Bruyette & Woods, Inc., as representative of the underwriters.
99.1	Press Release issued by Financial Institutions, Inc. on March 15, 2011